Exhibit 10.34

                              PanAmSat Corporation


                              Annual Incentive Plan


                         Effective Date: January 1, 1997

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Section 1:  Purpose of the Plan

The purposes of the PanAmSat Corporation Annual Incentive Plan (Plan) are (1) to motivate and reward a greater degree of excellence and teamwork among the employees of PanAmSat, Inc. (PanAmSat) by providing incentive compensation award opportunities, (2) to provide attractive and competitive total cash compensation opportunities for exceptional corporate, organizational unit, and individual performance, (3) to reinforce the communication of PanAmSat's mission, objectives and goals, and (4) to enhance PanAmSat's ability to attract, retain, and motivate the highest caliber employees.

The purposes of the Plan shall be carried out by the payment to eligible participants of annual incentive cash awards, subject to the terms and conditions of the Plan and (with certain limitations described below) the discretion of the Compensation Committee of the Board of Directors (Committee).

The Plan also is intended to secure the full deductibility of incentive awards payable to the Company's Chief Executive Officer (CEO) and four highest compensated executive officers whose compensation is required to be reported in the Company's proxy statement (Covered Employees). All compensation payable under this Plan is intended to qualify as "performance-based compensation" as described in ss.162(m) of the Internal Revenue Code of 1986, as amended (Code).

Section 2: Effective Date, Term, and Plan Year

The Plan, as adopted by the Board of Directors (Board), is effective as of January 1, 1997 and will continue in effect (as amended from time to time) until, and should terminate on December 31, 2001.

The Plan Year shall be the Company's fiscal year, running from January 1 to December 31. The initial Plan Year will commence on January 1, 1997.

The performance period with respect to which awards may be payable under the Plan shall generally be the Plan Year, provided that the Committee shall have the authority and discretion to designate different performance periods under the Plan.

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Section 3: Administration

The Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines, and instruments for the administration of the Plan and for the conduct of its business as the Committee deems advisable. This includes, without limitation, the authority to determine all matters relating to awards made under the Plan, including selection of award recipients and the terms, conditions, limitations, and restrictions applicable to any award.

Except with respect to the matters which under ss.162(m) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have the power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

The Committee shall consist of two or more directors of the Company, all of whom shall be persons who qualify as "outside directors" as defined in ss.162(m) of the Code. The Committee may rely on opinions, reports or statements of officers or employees of the Company and of Company counsel (inside or retained), public accountants, and other professional or expert advisors.

The Committee reserves the right to amend or terminate the Plan in whole or in part at any time, including without limitation the terms of the performance criteria specified in the Plan, subject to the approval of the Board. Unless otherwise prohibited by applicable law, any amendment required to conform the Plan to the requirements of ss.162(m) of the Code may be made by the Committee in its sole discretion. No amendment may be made to the class of individuals who are eligible to participate in the Plan, the performance criteria specified in the Plan, or the maximum bonus payable to any participant.

No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost, expense, or liability arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person's own fraud or bad faith.

The place of administration of the Plan shall be the State of Connecticut, and the validity, construction, interpretation, administration, and effect of the Plan and the rules, regulations, and rights relating to the Plan shall be determined in accordance with the laws of the State of Connecticut.

Section 4: Eligibility

An individual shall be eligible to be a participant in the Plan if he or she satisfies the following criteria:

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     o There exists a legal and bona fide relationship of employer and employee between PanAmSat and the individual, and

     o The individual is recommended by the CEO, and considered and approved by the Committee for participation in the Plan.

The determination of eligibility and participation in the Plan shall be made annually. Eligibility for or participation in the Plan in any given year shall not entitle any employee to be eligible for or to participate in the Plan in any other year.

Section 5: Performance Criteria and Evaluation

The Plan provides a target bonus for all participants that is tied to pre-established corporate financial performance measures and goals designed to promote shareholder value creation. Performance measures and goals may include, without limitation, one or more of the performance measures listed below, as defined by the Committee. Multiple performance measures may be used on an alternative or cumulative basis for awards.
Performance measures and their relative weight may vary by employee group.

Within the first ninety (90) days of each Plan Year (except the initial Plan
Year), the Committee will approve or establish in writing one or more performance goals or measures, a specific target objective or objectives with respect to such performance goals or measures, and an objective formula or method for computing the amount of incentive compensation payable to each participant under the Plan if the goals are attained. In the initial Plan Year, the Committee's approval or establishment of the foregoing shall occur on or before June 1, 1997. For any performance cycle that is less than 12 months, the performance measures and objectives will be established before 25% of the relevant performance period has elapsed. The maximum amount of compensation payable during any performance period is $1 million for any participant in the plan.

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Performance measures shall include any of the following:


                         Group A                     |          Group B
-----------------------------------------------------|-------------------------
o  Earnings before interest,  |  o  Cash value added |   o  Expense management
taxes, depreciation, and      |                      |
amortization                  |                      |
------------------------------|----------------------|-------------------------
o  Return on investment       |  o  Economic value   |   o  Customer
                              |  added               |   satisfaction
------------------------------|----------------------|-------------------------
o  Return on net assets       |  o  Earnings before  |   o  Quality
                              |  interest and taxes  |
------------------------------|----------------------|-------------------------
o  Return on invested capital |  o  Profit before    |   o  Human resources
                              |  taxes               |   management
------------------------------|----------------------|-------------------------
o  Return on equity           |  o  Net operating    |
                              |  profit after taxes  |
------------------------------|----------------------|-------------------------
o  Backlog -- value of        |  o  Profit margin    |
leases under contract before  |                      |
operation                     |                      |
------------------------------|----------------------|-------------------------
o  Cash-flow return on        |  o  Revenue growth   |
investment                    |                      |


Applicable measures (and goals with respect to each measure) for each performance period will be established by the Committee within 90 days after the beginning of the performance period (except for the initial Plan Year). The performance measures may be used alone, or in combination, and/or weighted as the Committee deems appropriate. However, measures from Group B can only be used in combination with measures from Group A.

Measurement of all performance goals, measures, and awards shall be objectively determinable, although the Committee may exercise its discretion in making awards under this Plan to the extent that such discretion is not inconsistent with the requirements of Code Section 162(m).

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Section 6: Determination of Incentive Awards

As soon as practicable after the end of the Plan Year, the Committee shall certify in writing the extent to which the Company and the participants have achieved the performance goals and standards for the Plan year, including the specific target objective(s) and the satisfaction of any other material terms of the incentive awards, and the Committee shall calculate the amount of each participant's incentive award for the relevant period.

The Committee shall have no discretion to increase the amount of any participant's incentive award as so determined, but may reduce the amount of or completely eliminate such incentive award if it determines in its absolute and sole discretion that such a reduction or elimination is appropriate in order to reflect the participant's performance or unanticipated factors.

Section 7:  Payment of Awards

Approved incentive awards shall be payable by the Company in cash to each participant, or to his or her estate in the case of death, as soon as practicable after the end of each performance period and after the Committee has certified in writing that the specified performance goals were achieved.

An incentive award that would be payable but for the fact that the participant was not employed by the Company on the last day of the performance period shall be prorated, or not paid, in accordance with rules and regulations adopted by the Committee for the administration of the Plan. In the event that a participant's employment with the Company terminates voluntarily or for cause, no portion of any target award will be paid. If termination is involuntary or on account of death, disability, or retirement, a pro rata award shall be paid within a reasonable period of time after the end of the fiscal year in which the termination occurs.

If it is determined that a portion of any award under this Plan would not be deductible by the Company on account of Section 162(m) of the Code, if paid when it would otherwise become payable, payment of the nondeductible portion of the award shall be deferred until the first year(s) in which the payment will be deductible by the Company.

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Section 8:  Miscellaneous

Unsecured Obligation -- A participant shall have no interest in any fund or specified asset of the Company. No trust fund shall be created in connection with the Plan or any award, and there shall be no required funding of amounts that may become payable under the Plan. Any amounts that are or may be set aside under the provisions of this Plan shall continue for all purposes to be part of the general assets of the Company, and no person or entity other than the Company shall, by virtue of the provisions of this Plan, have any interest in such assets. No right to receive payments from the Company pursuant to this Plan shall be greater than the right of any unsecured creditor of the Company.

Non-assignability -- No right or interest in the Plan or to an award is assignable, transferable, or subject to any lien or encumbrance, either directly or indirectly, by operation of law or otherwise, including levy, garnishment, attachment, pledge, or bankruptcy.

No Right to Continued Employment -- Participation in the Plan does not guarantee or create any right to continued employment by the Company and the Company reserves the right to dismiss any participant at any time. Participation in any one performance cycle does not guarantee participation in any other performance cycle.

Tax Withholding -- All awards to be paid under the Plan shall be subject to all applicable withholding taxes, including federal and state income taxes and employment taxes. The Company will withhold such taxes in accordance with applicable tax regulations.

Binding on Successors -- The obligations of the Company under this Plan shall be binding upon any organization that shall succeed to all or substantially all of the Company's assets; the term "Company" whenever used in this Plan shall mean and include such organization after the succession.

Change-in-Control -- In the event that the Company has a change-in-control, as that term is defined below, all participants in the Plan shall be entitled to receive a pro rata incentive award, calculated by multiplying the target incentive amount for each participant by a fraction, the numerator of which is the number of days in the performance period that preceded the change-in-control and the denominator of which is 365.

A "Change of Control of the Company" shall be deemed to have occurred if any of the following has occurred:

      A. Individuals who, as of the date hereof, constitute the entire Board of Directors of the Company ("Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, by the

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Company's shareholders, was approved by a vote of at least a majority of the then Incumbent Directors, also shall be an Incumbent Director;

     B. The shareholders of the Company shall approve (i) any merger, consolidation or recapitalization of the Company or any sale, lease, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an "Acquisition Transaction") where the shareholders of the Company immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares representing in the aggregate more than 80 percent of (a) the then outstanding common stock of the corporation surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the company, as the case may be (the "Surviving Corporation"), (or of its ultimate parent corporation, if any), and (b) the Combined Voting Power (as defined below) of the then outstanding Voting Securities (as defined below) of the Surviving Corporation (or of its ultimate parent corporation, if any), or (ii) any plan or proposal for the liquidation or dissolution of the Company; or

     C. Any Person (as defined below) shall become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate 20 percent or more of the then outstanding shares of common stock of the Company ("Common Shares"); provided, however, that notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to have occurred for purposes of this Subparagraph C solely as the result of:

     (1) An acquisition of securities by the Company which, by reducing the number of Common Shares or other Voting Securities outstanding, increases (i) the proportionate number of Common Shares beneficially owned by any Person to 20 percent or more of the Common Shares then outstanding;

     (2) An acquisition of securities directly from the Company except that this paragraph shall not apply to any conversion of a security that was not acquired directly from the Company.

Definition of Terms -- Each term or phrase used in the Plan that is not defined in the Plan shall have the same meaning as under the PanAmSat Corporation Long-Term Stock Incentive Plan Established in 1997.